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                                                                    Exhibit 5(a)

                                August 19, 1996



Wells Fargo & Company
420 Montgomery Street
San Francisco, California 94163

           Re:  Wells Fargo & Company Registration Statement
           on Form S-3 filed with the Securities and
           Exchange Commission on August 19, 1996
           --------------------------------------

Ladies and Gentlemen:

           In connection with the registration by you pursuant to the above referenced Registration Statement under the Securities Act of 1933, as amended, of debt securities, preferred stock and common stock (together the "Offered Securities") with an aggregate public offering price of $3,500,000,000 we advise you that, in our opinion, when the Offered Securities have been issued and sold as contemplated by the above Registration Statement and upon the receipt of the requisite consideration therefor, the Offered Securities will be valid and legally binding obligations of Wells Fargo & Company and, if applicable, fully paid and nonassessable.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption of "Legal Opinions" therein.


                                  Very truly yours,

                                  /s/  Brobeck, Phleger & Harrison LLP

                                  BROBECK, PHLEGER & HARRISON LLP